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                                                                    EXHIBIT 23.3


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.




       We consent to the incorporation by reference into this Form S-3 Registration Statement of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and to our report on the Company's estimated domestic proved reserves as of December 31, 1995 contained in the Company's annual report on Form 10-KSB for the year ended December 31, 1995.


                                  NETHERLAND, SEWELL & ASSOCIATES, INC.



                                  By:         /s/ Danny D. Simmons
                                     ---------------------------------------
                                         Danny D. Simmons
                                         Senior Vice President

Houston, Texas
February 7, 1997